UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 23, 2021
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 23, 2021 the Company held its Annual Meeting of Shareholders (the “Meeting”). There were 313,686,394 shares of common stock represented at the Meeting. At the Meeting, the Company’s shareholders voted as follows on the matters set forth below:

1.Election of Directors. All nine of the directors named in the proxy statement were elected to serve as directors of the Company, to hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed, based upon the following votes:

Director	For	Withheld	Broker Non-Votes
John Chen	213,608,531	16,423,075	83,651,869
Michael A. Daniels	220,096,807	9,933,799	83,652,869
Timothy Dattels	226,946,246	3,084,359	83,652,870
Lisa Disbrow	227,928,552	2,102,053	83,652,870
Richard Lynch	220,704,665	9,325,941	83,652,869
Laurie Smaldone Alsup	227,081,830	2,948,775	83,652,870
Barbara Stymiest	188,762,975	41,267,630	83,652,870
V. Prem Watsa	189,916,438	40,115,167	83,651,870
Wayne Wouters	226,941,550	3,089,056	83,652,869
2.Re-appointment of Independent Auditors. The re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company as described in the management proxy circular was approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
309,959,639	0	3,720,834	3,002
3.Advisory Vote on Executive Compensation. The advisory vote on executive compensation as described in the management proxy circular was approved, based on the following votes:

For	Against	Abstain	Broker Non-Votes
135,194,866	94,835,737	0	83,652,872

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	June 23, 2021	By:	/s/ Randall Cook
			Name:	Randall Cook
			Title:	Chief Legal Officer